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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                             PDG ENVIRONMENTAL, INC.

                                       AND

                               BARRON PARTNERS LP

                                      DATED

                                  MARCH 4, 2004

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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of 4th day of March, 2003 by and between PDG ENVIRONMENTAL, INC., a corporation organized and existing under the laws of the State of Delaware ("PDG ENVIRONMENTAL" or the "COMPANY"), and Barron Partners LP, a Delaware limited partnership ("INVESTOR").

                             PRELIMINARY STATEMENT:

         WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, 1,250,000 shares of the Common Stock of the Company and common stock purchase warrants described herein (each share of Common Stock and corresponding stock purchase warrant are referred to herein as a "UNIT") for a purchase price of Five Hundred Thousand Dollars ($500,000); and

         WHEREAS, the parties intend to memorialize the purchase and sale of such Units.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals, the Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

                  1.3.1 "1933 ACT" means the Securities Act of 1933, as amended.

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
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                  1.3.2    "1934 ACT" means the Securities Exchange Act of 1934,
                           as amended.

                  1.3.3 "AFFILIATE" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

                  1.3.4 "CERTIFICATE". The Certificate of Incorporation of the Company, as the same may be amended from time to time.

                  1.3.5 "CLOSING DATE" means the earlier of March 4, 2004 or upon all of the conditions of Article VIII and Article IX herein are satisfied, unless extended by mutual consent by the Company and the Investor.

                  1.3.6 "COMMON STOCK" means the shares of common stock of PDG ENVIRONMENTAL, par value $0.02 per share.

                  1.3.7 "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement; provided, however, that none of the following shall be deemed, in themselves, either alone or in combination, to constitute a Material Adverse Effect, and none of the following shall be taken into account in determining whether there has been or shall be a Material Adverse Effect: (i) any change in the market price or trading volume of the Common Stock after the date hereof, (ii) any adverse circumstance, change or effect resulting directly from conditions affecting the industries in which the Company participates in their entirety or the U.S. economy as a whole, (iii) any adverse circumstance, change or effect resulting directly from the announcement or pendency of this Agreement or (iv) any adverse circumstance, change or effect resulting from the taking of any action by the Company that this Agreement or the Registration Rights Agreement requires the Company to take.

                  1.3.8 "PERSON" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

                  1.3.9 "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit A.

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
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                  1.3.10   "REGISTRATION STATEMENT" shall mean the registration
statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A.

                  1.3.11   "SEC" means the Securities and Exchange Commission.

                  1.3.12 "SEC DOCUMENTS" shall mean the Company's Form 10-K for the year ended January 31, 2003 and all Forms 10-Q or 10-QSB and 8-K filed thereafter until the date of this Agreement, including any filed amendment to such documents, whether or not such amendment is required to be so filed, and the Company's 2003 Proxy Statement.

                  1.3.13 "SHARES" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

                  1.3.14 "UNITS" shall mean the Common Stock and the Warrants collectively.

                  1.3.15 "FIRST WARRANTS" shall mean the common stock purchase warrants in the form attached hereto as Exhibit B.

                  1.3.16 "SECOND WARRANTS" shall mean the common stock purchase warrants in the form attached hereto as Exhibit C.

                  1.3.17 "WARRANTS" shall mean the First Warrants and Second Warrants.

                                   ARTICLE II

                 SALE AND PURCHASE OF PDG ENVIRONMENTAL'S UNITS
                               AND PURCHASE PRICE

2.1 SALE OF PDG ENVIRONMENTAL UNITS Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell, and the Investor agrees to purchase, the following Units for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) (the "PURCHASE PRICE") on the Closing Date.

                  2.1.1 COMMON STOCK Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price, the Investor shall receive 1,250,000 shares of Common Stock of the Company for a purchase price of $ 0.40 per share. The Company shall register those shares of Common Stock pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit A.

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
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                  2.1.2    WARRANTS Upon execution and delivery of this
Agreement and the Company's receipt of the Purchase Price, the Investor shall receive the First Warrants, in the form attached hereto as Exhibit B, and the Second Warrants, in the form attached hereto as Exhibit C.

2.2 PURCHASE PRICE. The Purchase Price to be paid by the Investor on the Closing Date shall be payable in United States Dollars. Payment to the Company of the Purchase Price shall be made at the Closing Date by check payable to PDG Environmental, Inc.

                                   ARTICLE II

                     CLOSING DATE AND DELIVERIES AT CLOSING

3.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING"), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 DELIVERIES BY THE COMPANY. In connection with the Closing, the Company shall deliver, or cause to be delivered, to the Investor, the following:

                  (a) Within seven (7) business days following the Closing, Certificates representing PDG ENVIRONMENTAL Shares, which certificates shall be duly endorsed to the Investor and shall contain the restrictive legends set forth in Section 7.3 below;

                  (b) At or prior to Closing, an Agreement executed by the Company;

                  (c) At or prior to Closing, a First Warrant executed by the Company in the name of the Investor in the form attached hereto as Exhibit B;

                  (d) At or prior to Closing, a Second Warrant executed by the Company in the name of the Investor in the form attached hereto as Exhibit C;

                  (e) At or prior to Closing, a Registration Rights Agreement executed by the Company in the form attached hereto as Exhibit A; and

                  (f) At or prior to Closing, confirmation that the provisions of Paragraph 6.6 herein have been satisfied or commenced, as appropriate.

3.3 DELIVERIES BY INVESTOR. In connection with the Closing, the Investor shall deliver, or cause to be delivered, to the Company, as appropriate, the following:

                  (a)      At or prior to Closing, the Purchase Price;

                  (b) At or prior to Closing, an Agreement executed by the Investor; and

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
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                  (c)      At or prior to Closing, a Registration Rights
                           Agreement executed by the Investor in the form attached hereto as Exhibit A.

         In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 FURTHER ASSURANCES. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PDG ENVIRONMENTAL

         PDG ENVIRONMENTAL represents and warrants to the Investor as of the date hereof as follows:

4.1 ORGANIZATION AND QUALIFICATION. PDG ENVIRONMENTAL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on PDG ENVIRONMENTAL and its subsidiaries taken as a whole.

4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The complete and correct copies of PDG ENVIRONMENTAL's Certificate and by-laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
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4.3      CAPITALIZATION.

                  4.3.1 As of the date hereof, the authorized capital stock of PDG ENVIRONMENTAL consists of 30,000,000 shares of Common Stock, par value $0.02 per share and 5,000,000 shares of Preferred Stock, of which 5,000,000 is designated Series A Preferred Stock, par value $0.02 per share. As of the date hereof, there were (i) 9,423,800 shares of Common Stock issued and outstanding,
(ii) 6,000 shares of Series A Preferred Stock issued and outstanding and (iii) 46,510 shares of Common Stock and no shares of Series A Preferred Stock held in treasury. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

                  4.3.2 Except pursuant to this Agreement or as otherwise set forth in the SEC Documents, as of the date hereof, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of PDG ENVIRONMENTAL, or agreements, understandings or arrangements to which PDG ENVIRONMENTAL is a party, or by which PDG ENVIRONMENTAL is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investor in writing of any additional options or warrants granted prior to the Closing Date.

                  4.3.3 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to each Investor, PDG ENVIRONMENTAL Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon delivery of and payment by each Investor of the Purchase Price to the Company, such Investor will acquire good and marketable title to such Company Stock, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except in each case of (i) and (ii), such liens, charges, claims, options, pledges, restrictions and encumbrances as may be (x) imposed under federal or state securities laws, (y) set forth in the Agreement or the Registration Rights Agreement or (z) imposed through the actions of the Investor.

4.4 AUTHORITY. PDG ENVIRONMENTAL has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PDG ENVIRONMENTAL and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of PDG ENVIRONMENTAL is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by PDG

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
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ENVIRONMENTAL and constitute the legal, valid and binding obligations of PDG
ENVIRONMENTAL, enforceable against PDG ENVIRONMENTAL in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery of this Agreement by PDG ENVIRONMENTAL, nor the performance by PDG ENVIRONMENTAL of its obligations hereunder, will: (i) conflict with or violate the Certificate or by-laws of PDG ENVIRONMENTAL; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") in effect as of the date of this Agreement and applicable to PDG ENVIRONMENTAL; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of PDG ENVIRONMENTAL pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PDG ENVIRONMENTAL is a party or by PDG ENVIRONMENTAL or any of its properties or assets is bound, except in each of the cases of (i) through (iii) for any violations, conflicts, breaches, defaults, terminations, accelerations, liens or encumbrances that would not, in the aggregate, have a Material Adverse Effect on PDG Environmental.

4.6 REPORT AND FINANCIAL STATEMENTS. PDG ENVIRONMENTAL's Annual Report on Form 10-KSB, filed on April 24, 2003 with the Securities and Exchange Commission contains the audited financial statements of PDG ENVIRONMENTAL at and as of January 31, 2003 (the "FINANCIAL STATEMENTS"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of PDG ENVIRONMENTAL as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of PDG ENVIRONMENTAL for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of PDG ENVIRONMENTAL have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7 COMPLIANCE WITH APPLICABLE LAWS. PDG ENVIRONMENTAL is not in violation of, or, to the knowledge of PDG ENVIRONMENTAL is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency,

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except for violations which individually or in the aggregate do not have a
Material Adverse Effect on PDG Environmental.

4.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PDG ENVIRONMENTAL.

4.9 SEC DOCUMENTS. PDG ENVIRONMENTAL acknowledges that PDG ENVIRONMENTAL is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the OTC Bulletin Board Market (the "OTC BULLETIN BOARD") of the National Association of Securities Dealers, Inc. (the "NASD"). The Company has received no notice, either oral or written, from the NASD stating that the Company has failed to comply with any listing standards with respect to the continued eligibility of the Common Stock for such listing on the OTC Bulletin Board, and the Company has maintained all NASD requirements for the continuation of such listing on the OTC Bulletin Board. As of their respective dates (or if amended or superseded, as of the date of the last amendment or superseding report filed prior to the date hereof), the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 LITIGATION. To the knowledge of PDG ENVIRONMENTAL, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against PDG ENVIRONMENTAL, except as would not otherwise have a Material Adverse Effect on PDG Environmental.

4.11 EXEMPTION FROM REGISTRATION. Subject to the accuracy of the Investor's representations in Article V, the sale of the Units by the Company to the Investor will not require registration under the 1933 Act and/or any applicable state securities law. When validly converted in accordance with the terms of the Warrants, the Shares underlying the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Units to the Investor in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act.

4.12 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general

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advertising with respect to the sale of the Units, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Units, under the 1933 Act, except as required herein.

4.13 NO MATERIAL ADVERSE CHANGE. Since January 31, 2003 until the date hereof, no Material Adverse Effect has occurred or exists with respect to the Company that has not been disclosed in the SEC Documents. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since January 31, 2003 until the date hereof, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.15 FULL DISCLOSURE. No representation or warranty made by PDG ENVIRONMENTAL in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company as of the date hereof that:

5.1 ORGANIZATION AND STANDING OF THE INVESTOR. The Investor is duly organized, validly existing and in good standing under the laws of the state in which it was formed. The state in which any offer to purchase shares hereunder was made or accepted by the Investor is the state shown as such Investor's address. The Investor was not formed for the purpose of investing solely in the Units the subject of this Agreement.

5.2 AUTHORIZATION. The Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions

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contemplated hereby including the purchase of the Units being sold to it hereunder. The execution and deliver of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of the Investor is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

5.3 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery of this Agreement by the Investor nor the performance by the Investor of its obligations hereunder will: (i) conflict with or violate the Investor's charter documents or bylaws, (ii) conflict with, or breach or violate any Laws in effect as of the date of this Agreement and applicable to the Investor; or
(iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to other entity any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Investor is a party or by which it or any of its properties or assets is bound, except in each of the cases of (i) through (iii) for any violations, conflicts, breaches, defaults, terminations, accelerations, liens or encumbrances that would not, in the aggregate, have a Material Adverse Effect on the Investor. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 FINANCIAL RISKS. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the Units and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the Units by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the Units.

5.5 ACCREDITED INVESTOR. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if

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an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Units.

5.6 INVESTMENT INTENT. The Investor is purchasing the Units for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the 1933 Act. The Investor understands that its acquisition of the Units has not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Investor's investment intent as expressed herein. The Investor shall not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of) any of the Units, except in compliance with the terms of this Agreement and the registration requirements of the 1933 Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

5.7 NO LEGAL, TAX OR INVESTMENT ADVICE. The Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

5.8 NO SHORT SALES. Prior to the Closing Date, neither the Investor nor any of the Investor's Affiliates will be in a net short position with regard to the Common Stock in any accounts directly or indirectly controlled by the Investor.

5.9 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.10 KNOWLEDGE OF COMPANY. The Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units. Each Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.11 RISK FACTORS The Investor understands that such Investor's investment in the Units involves a high degree of risk. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units. Each Investor warrants that such Investor is able to bear the complete loss of such Buyer's investment in the Units.

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 11 OF 25

5.12 FULL DISCLOSURE. No representation or warranty made by the Investor in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

6.2. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Warrants.

6.3. LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on the OTC Bulletin Board or another publicly traded market. The Company will take all action to continue the listing and trading of its Common Stock on the OTC Bulletin Board or another publicly traded market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such publicly traded market.

6.4. EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the 1934 Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investor have disposed of all of their Shares or the shares of Common Stock underlying the Warrants.

6.5. CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. From the date hereof until the Closing Date, the Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 PREFERRED STOCK. On or prior to the Closing Date, the Company will cause the conversion of all 6,000 shares of Series A Preferred Stock currently outstanding into 24,000 shares of Common Stock.

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 12 OF 25

6.7 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Units (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of the Units) for working capital.

6.8 RIGHT OF FIRST REFUSAL. The Company hereby grants to the Investor the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 6.8(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. The Investor's pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by the Investor immediately prior to the issuance of New Securities (assuming full conversion and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by the Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock).

                  (a) "NEW SECURITIES" shall mean any capital stock of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term "NEW SECURITIES" does not include:

                           (i)      the Shares, the Warrants or the shares of
Common Stock issuable upon exercise of the Warrants;

                           (ii)     securities issued or issuable to (A)
officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company or (B) suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

                           (iii)    securities issued or issuable to banks,
equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction in an aggregate amount not to exceed five percent (5%) of the shares of the Company's Common Stock then outstanding;

                           (iv)     securities issued or issuable as dividends
to shares of all of Company's Common Stock;

                           (v)      securities offered pursuant to a bona fide,
firmly underwritten public offering pursuant to a registration statement filed under the Securities Act; and

                           (vi)     securities issued or issuable pursuant to
the acquisition of another

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 13 OF 25
corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company.

                  (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. The Investor shall have ten (10) days after any such notice is mailed or delivered to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased.

                  (c) In the event the Investor fails to exercise fully the right of first refusal and over-allotment rights, if any, within said ten (10) day period (the "ELECTION PERIOD"), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Investor's right of first refusal option set forth in this
Section 6.8 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Investor delivered pursuant to Section 6.8(b); provided, however, that the price to the purchasers thereof must be 110% of the price offered to the Investor. In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 6.8.

                  (d) Notwithstanding anything contained herein to the contrary, the Investor shall not be entitled to the right of first refusal granted under this Agreement with respect to any sale or issuance of New Securities at any time the Company has an effective registration statement registering the resale of the Shares or during any Black-Out Period (as defined in the Registration Rights Agreement.)

6.9 TERMINATION OF COVENANTS. The provisions contained in this Article VI shall terminate upon the earlier to occur of: (i) the second anniversary date of the Closing Date, (ii) such date on which the Investor owns less than 20% of the shares of Common Stock purchased hereunder and (iii) such time as the Investor can sell all of its remaining shares of Common Stock purchased hereunder pursuant to Securities Act Rule 144 in any three-month period.

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 14 OF 25

                                   ARTICLE VII

                            COVENANTS OF THE INVESTOR

7.1 COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2 TRANSFER RESTRICTIONS. The Investor acknowledges that (1) the Shares, Warrants and shares underlying the Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor's shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares, Warrants and shares underlying the Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Shares, Warrants and shares underlying the Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 RESTRICTIVE LEGEND. The Investor acknowledges and agree that the Shares, the Warrants and the shares underlying the Warrants and, until such time as the Shares, the Warrants and the shares underlying the Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, the Warrants and the shares underlying the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         "THE [SHARES OF COMMON STOCK][WARRANTS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE INVESTOR SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT THE [SHARES OF COMMON STOCK][WARRANTS] TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 15 OF 25

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 NO TERMINATION. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 COMPLIANCE WITH COVENANTS. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 NO TERMINATION. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of PDG ENVIRONMENTAL contained in this Agreement shall be true and correct in all material

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 16 OF 25
respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.1 COMPLIANCE WITH COVENANTS. PDG ENVIRONMENTAL shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  10.1.1 by mutual written consent of the Investor and the Company;

                  10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of PDG ENVIRONMENTAL set forth in this Agreement, or if any representation or warranty of PDG ENVIRONMENTAL or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "TERMINATING BREACH"), and such breach shall, if capable of cure, not have been cured within five (5) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                  10.1.3 by either party, if the Closing Date is after April 30, 2004.

10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Paragraph 10.1 hereof, there shall be no liability on the party of PDG ENVIRONMENTAL or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease, except as expressed herein, except that the Company retains the obligations pursuant to Paragraph 11.1.

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 17 OF 25

10.3 AMENDMENT. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.3 WAIVER. At any time prior to the Closing Date, PDG ENVIRONMENTAL or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1 TRANSACTION COSTS. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2     INDEMNIFICATION.

         11.2.1 Each Investor, severally and not jointly agrees to defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement. The Company agrees to defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

         11.2.2 All claims for indemnification under this Section 11.2 must be made within 12

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 18 OF 25
months following the Closing Date or otherwise shall be considered null and void.

         11.2.3 Neither the Investor nor the Company shall be required to make any indemnification payments pursuant to this Section 11.2 unless and until the claims asserted against such party exceed $50,000 after which such parties shall be entitled to recover for damages in excess of such amount.

         11.2.4 The maximum liability of the Investor, on the one hand, and the Company, on the other, shall be the Purchase Price.

         11.2.4 The indemnification obligations contained in this Section 11.2 shall be the exclusive remedy available to the parties hereto with respect to this Agreement.

11.3 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 ENTIRE AGREEMENT. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                             If to PDG ENVIRONMENTAL:
                             -----------------------

                             PDG ENVIRONMENTAL, INC.
                             1386 Beulah Road, Building 801
                             Pittsburgh, Pennsylvania 15235
                             Tel: 412-243-3200
                             Attention: John Regan

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 19 OF 25

                              With a copy to:
                              --------------

                              Cohen & Grigsby P.C.
                              11 Stanwix Street, 15th Floor
                              Pittsburgh, PA 15222
                              Tel: 412-297-4836
                              Attention: James Chiafullo, Esq.

                              If to the Investor:

                              Andrew Barron Worden
                              Managing Partner
                              Barron Partners LP
                              730 Fifth Avenue, 9th Floor
                              New York NY 10019
                              Tel 212-659-7790

11.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 BINDING EFFECT. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to applicable principles of conflicts of law.

11.10 JURISDICTION. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Pennsylvania. In the event suit or action is brought by any party under this Agreement to enforce

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 20 OF 25
any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 PREPARATION AND FILING OF SECURITIES AND EXCHANGE COMMISSION FILINGS. Each Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 THIRD PARTIES Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.13 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                         [SIGNATURES ON FOLLOWING PAGE]

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 21 OF 25

         IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

PDG ENVIRONMENTAL

PDG ENVIRONMENTAL, INC.

By: /s/ John C. Regan
    -------------------------
Name: John C. Regan
Title: President & CEO

INVESTOR

BARRON PARTNERS LP

BY: /s/ Andrew Barron Worden
    -------------------------
       Andrew Barron Worden
       Managing Partner
       Barron Partners LP

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 22 OF 25

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 23 OF 25

                                    EXHIBIT B

                                  FIRST WARRANT

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                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 24 OF 25

                                    EXHIBIT B

                                 SECOND WARRANT

                        STOCK PURCHASE AGREEMENT BETWEEN
                  PDG ENVIRONMENTAL, INC. AND CERTAIN INVESTOR
                                  PAGE 25 OF 25